UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2020 (July 6, 2020)

scPharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38293	46-5184075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-0730

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.0001	SCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On July 6, 2020, Dorothy Coleman informed the Board of Directors (the “Board”) of scPharmaceuticals Inc. (the “Company”) of her resignation as a member of the Board and all committees of the Board, effective as of July 6, 2020. There are no disagreements between Ms. Coleman and the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On July 8, 2020, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Sara Bonstein to join the Board, effective as of July 8, 2020. Ms. Bonstein will serve as a Class I director until her term expires at the 2021 annual meeting of stockholders at which time she will stand for election by the Company’s stockholders. The Board determined that Ms. Bonstein is independent under the listing standards of Nasdaq. Ms. Bonstein was also appointed to serve on the Audit Committee of the Board. The Board has determined that Ms. Bonstein meets the requirements for independence and financial literacy of audit committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended. Effective as of July 8, 2020, the Audit Committee of the Board is composed of Ms. Bonstein, Minnie Baylor-Henry and Frederick Hudson. The composition of the Compensation Committee and the Nominating and Corporate Governance Committee remains unchanged.

As a non-employee director, Ms. Bonstein will receive cash compensation and an equity award for her Board service in accordance with the Company’s Non-Employee Director Compensation Policy. Ms. Bonstein is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Bonstein and any other persons pursuant to which she was selected as a director. In addition, Ms. Bonstein will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

On July 10, 2020, the Company issued a press release announcing Ms. Bonstein’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press Release Issued by the Company on July 10, 2020, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2020	SCPHARMACEUTICALS, INC.

	By:	/s/ John H. Tucker
		Name:	John H. Tucker
		Title:	President, Chief Executive Officer, Principal Financial Officer and Principal Executive Officer